Experian Executive Joins Innovid Board of Directors

NEW YORK, April 19th, 2023 /PRNewswire/ – Innovid Corp. (NYSE: CTV) (the "Company"), an independent advertising platform for delivery, personalization and measurement of converged TV  across linear, connected TV (CTV) and digital, today announced the appointment of Genevieve Juillard to its Board of Directors. Juillard was elected as a Class I director of the Company for an initial term expiring at the annual meeting of shareholders in 2025 or until her earlier death, resignation or removal.

“Innovid has proven to be an essential partner for the world’s largest brands advertising across linear, connected TV, and digital video,” said Juillard. “I’m joining the board at a pivotal time as the industry begins to shift towards digital television and looks to technologies and data to help bridge the transition. Innovid is well positioned to succeed in this hybrid environment, and I look forward to helping them seize their moment.”

Juillard is currently President of the Experian Marketing Services and Experian Data Quality divisions of Experian North America, a division of Experian plc (“Experian”). In 2020, she led Experian’s acquisition and integration of Tapad, a leading digital identity graph provider, and continues to play a leading role in Experian’s marketing data and technology investment strategy.

Genevieve began her career at Experian in 2006, holding leadership roles across several global markets, leading joint ventures, overseeing the strategic development of new data assets, heading business expansion, and driving innovation to leverage Experian’s proprietary data assets, analytics, and software capabilities. She has remained with Experian for almost her entire career apart from two years where she served as Chief Operating Officer of FINCA Malawi, Malawi’s largest social-mission-focused provider of microfinance and SME lending products.

“We believe the combination of independent global ad serving and cross-platform measurement sits at the heart of solving TV planning’s biggest challenges,” said Zvika Netter, CEO and Co-founder, Innovid. “As a result of last year’s acquisition of TVSquared, Innovid provides advertisers with that complete view of the TV universe, and we have been focused on scaling our InnovidXP measurement platform to address the ecosystem’s needs. Bringing Genevieve onto our board demonstrates our commitment to integrating and expanding our business. Genevieve’s input will be invaluable as we continue to scale our business and unify TV planning and measurement.”

Contacts:

Investor Relations
John T. Williams
IR@innovid.com

Media
Caroline Yodice
cyodice@daddibrand.com
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1996. The Company's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," "aim," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations regarding its future financial results, expected growth and the expected benefits resulting from its partnerships and leadership. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid's ability to raise financing in the future, success in retaining or recruiting officers, key employees or directors, changes in applicable laws or regulations, Innovid's ability to maintain and expand relationships with advertisers, decreases and/or changes in CTV audience viewership behavior, Innovid's ability to make the right investment decisions and to innovate and develop new solutions, the accuracy of Innovid's estimates of market opportunity, forecasts of market growth and projections of future financial performance, the extent of investment required in Innovid's sales and marketing efforts, Innovid's ability to effectively manage its growth, the impact of the Covid-19 pandemic, the risk of continued inflation and other macroeconomic events, acquisition related risks, and other important factors discussed under the caption "Risk Factors" in Innovid's Annual Report on Form 10-K filed with the SEC on March 3, 2023, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC's website at www.sec.gov and the Investors Relations section of Innovid's website at investors.innovid.com. Most of these factors are outside the Company's control and are difficult to predict. The Company cautions not to place undue reliance upon any forward- looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
About Innovid
Innovid (NYSE: CTV) powers advertising delivery, personalization, measurement and outcomes across linear, CTV and digital for some of the world's largest brands. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and currency-grade measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit innovid.com or follow us on LinkedIn or Twitter.